EXHIBIT 99.1

Kyma Batteries LLC

Financial Statements

For the Year Ended December 31, 2024

with Report of Independent Auditors

Kyma Batteries LLC

Index to Financial Statements

For the Year Ended December 31, 2024

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Dallas Office 8343 Douglas Avenue Suite 400 Dallas, Texas 75225 214.393.9300 Main whitleypenn.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members and Board of Directors of

KYMA Batteries, LLC

Opinion on the Financial Statements

We have audited the accompanying balance sheet of KYMA Batteries, LLC (the “Company”) as of December 31, 2024, and the related statements of operations, changes in member's equity, and cash  flows  for  the  year   then   ended,   and   the   related   notes   (collectively   referred   to   as the “financial statements”). In our opinion , the financial statements present fairly, in all material respects, the financial position of the Company as of December 31 , 2024, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America .

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance  about  whether the financial statements are free of material misstatement , whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal  control over financial reporting. Accordingly , we express no such opinion .

Our audit included performing  procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management , as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

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Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit comm ittee and that: (I ) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challengi ng, subjective, or complex judgments. We determined that there are no critical audit matters.

We have served as the Company's auditor since 2025.

Dallas, Texas

December 8, 2025

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Kyma Batteries LLC Balance Sheet December 31, 2024

2024
Assets
Current assets:
Cash and cash equivalents	$67,607
Prepaid expenses and other current assets	229,713
Total current assets	297,320

Patents	268,205

Total assets	$565,525

Liabilities and Member's Equity
Current liabilities:
Accounts payable	$213,550
Payables to related parties	15,658
Accrued and other liabilities	42,168
Total current liabilities	271,376

Total liabilities	271,376

Member's equity	294,149

Total liabilities and member's equity	$565,525

See accompanying notes to financial statements.

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Kyma Batteries LLC Statement of Operations For the Year Ended December 31, 2024

2024

Revenue	$-

Operating expenses:
Employment expenses	762,784
Research and development expenses	1,085,480
General and administrative expenses	909,804
Total operating expenses	2,758,068

Operating loss	(2,758,068)

Other income
Interest income	26
Total other income	26

Net loss	$(2,758,042)

Net loss per member unit
Basic	$(1,379.02)
Diluted	$(1,379.02)

Weighted average units used in computing net loss per member unit
Basic	2,000
Diluted	2,000

See accompanying notes to financial statements.

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Kyma Batteries LLC Statement of Changes in Member's Equity For the Year Ended December 31, 2024

Balance at December 31, 2023	$-

Contributions	3,052,191

Net loss	(2,758,042)

Balance at December 31, 2024	$294,149

See accompanying notes to financial statements.

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Kyma Batteries LLC Statement of Cash Flows For the Year Ended December 31, 2024

2024
Cash flows from operating activities
Net loss	$(2,758,042)
Reconciliation of net loss to cash used by operating activities:
Changes in assets and liabilities:
Prepaid expenses and other current assets	(229,713)
Accounts payable	213,550
Payables to related parties	15,658
Accrued and other liabilities	42,168
Net cash used by operating activities	(2,716,379)

Cash flows from investing activities:
Purchases of patents	(268,205)
Net cash used by investing activities	(268,205)

Cash flows from financing activities
Member contributions	3,052,191
Net cash provided by financing activities	3,052,191

Net increase in cash and cash equivalents	67,607

Cash and cash equivalents, beginning of year	-
Cash and cash equivalents, end of year	$67,607

Supplemental disclosure of cash flow information:
Cash paid for interest	$-
Cash paid for taxes	$-

See accompanying notes to financial statements.

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Kyma Batteries LLC Notes to Financial Statements December 31, 2024

A. Nature of Business

Kyma Batteries LLC (the “Company”), a Delaware limited liability company, was formed on December 8, 2023 and commenced operations effective January 1, 2024. The Company is wholly owned by Independence Investors LLC (“the Parent”). The Company’s primary business activity is the software and hardware development, implementation and installation of an industrial battery management and monitoring system for high voltage battery storage systems. The Company’s operations are currently based in Texas and Wisconsin. The corporate headquarters are located in Dallas, Texas.

Liquidity

As shown in the accompanying financial statements, the Company has incurred cumulative operating losses since inception. As of December 31, 2024, the Company has limited financial resources with which to achieve its objectives and attain profitability and positive cash flows from operations.

As further discussed in Note H, in August 2025, the Company successfully installed and energized its battery management and monitoring system on a high voltage battery storage system at its Wisconsin facility. In September 2025, the Company successfully deployed and energized its battery management and monitoring system on numerous battery storage systems in the West Texas Permian Basin. In September 2025, the Company entered into a Master Supply and Services Agreement (“the Agreement”) with GridCore Infrastructure LLC (“GridCore”).

On October 22, 2025, the Company’s Parent formed Independence Power, Inc., a wholly owned subsidiary and the successor in interest to the Company as part of a planned tax-free merger of the Company into Independence Power, Inc. The Company’s Parent acquired 10,000 common shares of Independence Power, Inc. for $2.0 million on October 24, 2025, with the intent those funds would be used for working capital post-merger of the Company into Independence Power, Inc. The merger was effective November 1, 2025.

The Company’s owner has additional capital that can be used to fund any working capital needs the Company may have over the next twelve months. Management believes that with this capital and the Agreement entered into with GridCore, the Company will be able to continue as a going concern for at least one year after the date that these financial statements are available to be issued.

B. Summary of Significant Accounting Policies

A summary of the Company’s significant accounting policies consistently applied in the preparation of the accompanying financial statements follows:

Basis of Accounting

The accounts are maintained and the financial statements have been prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect certain reported amounts in the financial statements and accompanying notes. Actual results could differ from these estimates and assumptions.

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Kyma Batteries LLC Notes to Financial Statements December 31, 2024

B. Summary of Significant Accounting Policies – continued

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. At December 31, 2024, the Company had no such investments. The Company maintains deposits primarily in one financial institution, which may at times exceed amounts covered by insurance provided by the U.S. Federal Deposit Insurance Corporation (“FDIC”). The Company has not experienced any losses related to amounts in excess of FDIC limits.

Patents

The costs incurred for developing patents are capitalized as an intangible asset. Patents are amortized under the straight-line method from the date of issuance over the shorter of 20 years or its expected economic life. As of December 31, 2024, no patents had been issued.

Impairment of Long-lived Assets

The Company evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable on an annual basis as of the date of the balance sheet. Recoverability of these assets is measured by comparison of their carrying amounts to future undiscounted cash flows that the assets are expected to generate.

If long-lived assets are considered to be impaired, the impairment to be recognized equals the amount by which the carrying value of the asset exceeds its fair market value and is recorded in the period the determination was made. Based upon management’s assessment, there was no impairment of long-lived assets as of December 31, 2024.

Earnings per Member Unit

Earnings (losses) per member unit are computed by dividing net income (loss) by the weighted-average number of units outstanding during the year. Fully diluted earnings per member unit are computed by dividing net income (loss) by the sum of the weighted-average number of member units outstanding, convertible member units, and the additional member units that would have been outstanding if potential member units had been issued. Potential member units are not included in the computation of fully diluted earnings per member unit if their effect is anti-dilutive. The computation of earnings per member unit is based on the weighted average number of member units outstanding at the date of the financial statements. The Company has no potentially dilutive securities and, accordingly, basic and dilutive net income per member unit do not differ.

Research and Development Expenses

Research and development expenses are charged to expense as incurred as they relate to design and development of new products. Research and development expenses totaled $1,085,480 for the year ended December 31, 2024.

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Kyma Batteries LLC Notes to Financial Statements December 31, 2024

Summary of Significant Accounting Policies – continued

Fair Value Measurement

Certain of the Company’s assets and liabilities are measured at fair value. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value measurements are based upon inputs that market participants would use in pricing an asset or liability, which are characterized according to a fair value hierarchy that prioritizes those inputs based on the degree to which they are observable. Observable inputs represent market data obtained from independent sources, whereas inputs that are generally less observable from objective sources reflect management’s estimates and assumptions and are used if observable inputs are not reasonably available without undue cost and effort. The three input levels are as follows:

•	Level 1 — Quoted prices are available in active markets for identical assets or liabilities as of the reporting date.

•	Level 2 — Pricing inputs are other than quoted prices in active markets, which are either directly or indirectly observable as of the reporting date. Level 2 includes those financial instruments that are valued using models or other valuation methodologies.

•	Level 3 — Pricing inputs include significant inputs that are generally less observable from objective sources. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value.

The Company classifies financial assets and liabilities based on the lowest level of input that is significant to the fair value measurement. Assessment of the significance of a particular input requires judgment that may affect the valuation and its placement within the hierarchy levels.

The carrying values of financial instruments, including accounts payable and accrued liabilities approximate fair value due to the short-term maturity of these instruments.

Segment Reporting

The Company manages its business activities and operates in a single operating and reportable segment. Operating segments are defined as components of a public entity that engages in business activities and for which discrete financial information and operating results are available and regularly reviewed by the chief operating decision maker in deciding how to allocate resources and assess performance.

The Company’s Chief Executive Officer (“CEO”) has been determined to be the chief operating decision maker of the Company. The CEO uses net income, as reported on our income statements, to assess financial performance and allocate resources. The CEO manages and evaluates the results of the Company and net income is used to evaluate key operating decisions, such as making strategic acquisitions, determining transaction structures to capitalize on the Company’s business plan, and allocating resources for general and administrative expenditures. The CEO does not review balance sheet assets when assessing segment performance and deciding how to allocate resources. All significant segment expenses are presented separately on the Company’s statement of operations. There are no other significant segment expenses or other segment items that would require disclosure.

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Kyma Batteries LLC Notes to Financial Statements December 31, 2024

Summary of Significant Accounting Policies – continued

Income Taxes

The Company is organized as a limited liability company and is a wholly owned disregarded entity under its Parent entity, a sub-chapter S corporation for federal income tax purposes. As a result, income or losses are taxable or deductible to the Parent’s member rather than at the Company level; accordingly, no provision has been made for federal income taxes in the accompanying financial statements. In certain instances, the Company is subject to state taxes on income arising in or derived from the state tax jurisdictions in which it operates.

State income tax positions are evaluated in a two-step process. The Company first determines whether it is more likely than not that a tax position will be sustained upon examination. If a tax position meets the more likely than not threshold, it is then measured to determine the amount of expense to record in the consolidated financial statements. The tax expense recorded would equal the largest amount of expense related to the outcome that is 50% or greater likely to occur. The Company classifies any potential accrued interest recognized on an underpayment of income taxes as interest expense and classifies any statutory penalties recognized on a tax position taken as operating expense. Management of the Company has not taken a tax position that, if challenged, would be expected to have a material effect on the financial statements at December 31, 2024, or for the year ended December 31, 2024.

The Company did not incur any penalties or interest related to its tax returns during the year ended December 31, 2024.

Under the centralized partnership audit rules effective for tax years beginning after 2017, the Internal Revenue Service (“IRS”) assesses and collects underpayments of tax from the Company instead of from each partner. The Company may be able to pass the adjustments through to its partners by making a push- out election or, if eligible, by electing out of the centralized partnership audit rules.

The collection of tax from the Company is only an administrative convenience for the IRS to collect any underpayment of income taxes including interest and penalties. Income taxes on Company income, regardless of who pays the tax or when the tax is paid, is attributed to the members. Any payment made by the Company as a result of an IRS examination will be treated as a distribution from the Company to the Parent in the financial statements.

New Accounting Pronouncements

In November 2023, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2023-07, “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures” (“ASU 2023-07”), which expands a public entity’s annual and interim disclosure requirements about their reportable segments, primarily through more detailed disclosures about significant segment expenses. Public entities with a single reportable segment are required to apply the disclosure requirements in ASU 2023-07, as well as all existing segment disclosures in ASC 280 on an interim and annual basis. ASU 2023-07 is effective for annual periods beginning after December 15, 2023, and for interim periods beginning after December 15, 2024. We have adopted this standard for our fiscal year 2024 annual financial statements and have applied this standard retrospectively for all prior periods presented in the financial statements

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Kyma Batteries LLC Notes to Financial Statements December 31, 2024

Summary of Significant Accounting Policies – continued

New Accounting Pronouncements (Continued)

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvement to Income Tax Disclosures ("ASU 2023-09”), which updates income tax disclosures related to the effective income tax rate reconciliation and requires disclosure of income taxes paid by jurisdiction. The guidance is effective for annual periods beginning after December 15, 2024, and may be applied prospectively or retrospectively, with early adoption permitted. The Company does not believe this will have a material impact on the Company’s consolidated financial statements.

In November 2024, the FASB issued Accounting Standards Update (“ASU”) 2024-03, “Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses” (“ASU 2024-03”), which requires public entities to disclosure additional information about certain costs and expenses included in relevant expense captions presented on the income statement. ASU 2024-03 is effective for annual periods beginning after December 15, 2026, and for interim periods within annual reporting periods beginning after December 15, 2027, with early adoption permitted. The Company is currently evaluating ASU 2024-03 to determine its impact on the Company’s disclosures.

In July 2025, the FASB issued ASU 2025-05, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets ("ASU 2025-05"), which provides a practical expedient related to the estimation of expected credit losses for current accounts receivable and current contract assets that arise from transactions accounted for under ASC 606, Revenue from Contracts with Customers. The practical expedient permits an entity to assume that current conditions as of the balance sheet date do not change for the remaining life of the current accounts receivable and current contract assets. ASU 2025-05 is effective for annual and interim periods beginning after December 15, 2025 on a prospective basis, with early adoption permitted. The Company is currently evaluating the potential impact of adopting this new guidance on the financial statements and related disclosures.

C. Patents

As of December 31, 2024, the Company had multiple filed patents in various stages toward issuance, and the Company had capitalized $268,205 in patent related costs. As of December 31, 2024, no patents had been issued; accordingly, no amortization expense was incurred during the year ended December 31, 2024.

D. Members’ Equity

As of December 31, 2024, the Company had 2,000 member units issued and outstanding, which were 100% owned by Independence Investors LLC as its sole member and Parent. During the year ended December 31, 2024, the sole member contributed $3,052,191 to the Company. Distributions are available to be made to the member up to the amount of their initial capital contribution plus accumulated net earnings of the Company. During the year ended December 31, 2024, the Company made no distributions to the member.

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Kyma Batteries LLC Notes to Financial Statements December 31, 2024

E. Commitments and Contingencies

Litigation

Occasionally, the Company is subject to legal proceedings, disputes and claims that arise in the ordinary course of business. The Company’s operations are subject to extensive and rapidly changing federal and state environmental, health and safety and other laws and regulations. The Company is not a party to any litigation that would have a material impact to the Company’s operations.

F. Leases

The Company determines if an arrangement is a lease at inception. Any operating lease is included in operating lease right-of-use (“ROU”) asset and operating lease liability in our balance sheets. Operating lease expense is included in general and administrative expenses on the statement of operations. Operating lease ROU assets and operating lease liabilities are recognized based on the present value of lease payments over the lease term at commencement date. If the lease does not provide an implicit rate of return, the Company will use a discount rate commensurate with the incremental borrowing rate of a group of peers based on information available at the application date in determining the present value of lease payments. Lease expense for minimum lease payments is recognized on a straight-line basis over the lease term.

The Company had a short-term lease for its corporate office in 2024, which expired in February 2025 and was not renewed. During the year ended December 31, 2024, the Company paid $196,399 in rent expense, which is included in general and administrative expenses on the accompanying statement of operations.

G. Related Party Transactions

The Company has an outstanding payable balance due to an affiliate entity under common ownership with its Parent entity. The affiliate entity paid for expenses on behalf of the Company and will be subsequently reimbursed for these costs. The outstanding payable balance was $15,658 as of December 31, 2024.

H. Subsequent Events

Management has evaluated all subsequent events for potential recognition or disclosure through December 4, 2025, which is the date these financial statements were available for issuance.

From January 1, 2025 to October 30, 2025, the Parent has contributed capital of $2,912,563 to the Company. In June 2025, two patent applications were granted by the United States Patent Office.

In August 2025, the Company successfully installed and energized its battery management and monitoring system on a high voltage battery energy storage system at its Wisconsin facility.

In September 2025, the Company entered into a Master Supply and Services Agreement (“the Agreement”) with GridCore Infrastructure LLC (“GridCore”) whereby the Company would provide the design, manufacture and integration of its proprietary battery management system to GridCore’s existing fleet of Battery Energy Storage Systems unit (“the BESS units”). The contract price was $97.2 million, of which the Company received a down payment of $10.6 million on September 11, 2025. The remaining purchase price of $86.6 million will be paid under a secured promissory note calling for semi-annual interest payments beginning March 10, 2026 and quarterly principal payments of $21.65 million beginning December 10, 2026, with the final payment due on September 10, 2027.

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Kyma Batteries LLC Notes to Financial Statements December 31, 2024

H. Subsequent Events – continued

In addition, the Agreement calls for the Company to provide monitoring and maintenance services (“the Services”), as defined in the Agreement, on the BESS units for a monthly fee of $5,000 per BESS unit for ten years from the Placed-In-Service date, with options for successive five-year renewals.

The Company successfully installed, deployed and energized its battery management and monitoring system on the BESS units during September 2025, establishing the Placed-In-Service date for the BESS units effective on September 26, 2025, effectively triggering the start of the monthly fee for the “Services”.

On October 22, 2025, the Company’s Parent formed Independence Power, Inc., a wholly owned subsidiary and the successor in interest to the Company as part of a planned tax-free merger of the Company into Independence Power, Inc. The Company’s Parent acquired 10,000 common shares of Independence Power, Inc. for $2.0 million on October 24, 2025, with the intent those funds would be used for working capital post-merger of the Company into Independence Power, Inc. The merger was effective November 1, 2025.

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